Exhibit 99.1

SITO Mobile – 2016 Q4 and FY 2016 Earnings Call Script

Operator:

Greetings, and welcome to the SITO Mobile Fourth Quarter and Full-Year 2016 Financial Results Conference Call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host Joe Wilkinson, Senior VP of Investor Relations. Thank you, sir. You may begin.

Joe Wilkinson:

Thank you, and welcome to SITO Mobile’s Q4 and Year End 2016 earnings call. We appreciate your interest.

I’d like to now read our Safe Harbor Statement before I introduce our speakers.

On this call, management’s prepared remarks contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of. In addition, management may make additional forward-looking statements during the Q&A session.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. SITO Mobile’s actual results could differ materially from those contemplated by our forward-looking statements, as a result of certain factors, including, but not limited to general economic and business conditions, competitive factors, changes in business strategy or development of our plans, our ability to attract and retain customers, our ability to sell additional products and services to customers, our cash needs and financing plans, our potential growth opportunities, expected technological advances by us or third parties and our ability to leverage them, the ability to attract and retain qualified personnel and changes in legal and regulatory requirements.

… Any forward-looking statement made by us in this call is based only on information currently available to us and speaks only as of the date on which it is made. In addition, any projections as to the Company’s future performance represent management’s estimates as of today March 28, 2017……

We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

The company will file its 10-K with the SEC, and today, issued a press release announcing its unaudited financial results. Participants in the call who may not have already done so, may wish to look at these documents as they provide a summary of the results discussed on this call.

Today’s call may include non-GAAP financial measures and where required, a reconciliation to the most directly comparable financial measures are calculated and presented in accordance with GAAP and can be found in today’s press release, which is also available at sitomobile.com.

With us on today’s call are SITO Mobile's Interim CEO, Rory O’Connell and Interim CFO, Larry Firestone. It is now my pleasure to introduce Rory O’Connell, SITO’s Interim CEO.

Rory O’Connell:

Welcome everyone and thank you for joining my first call as CEO of SITO Mobile. I could not be more thrilled to be spearheading the leadership transition of this incredible growth company.

Over the past 24 months, SITO Mobile has made a complete transformation from an SMS marketing company to a mobile marketing company, which has been enabled by the fact that everyone has a media outlet in the palm of their hand. This has fostered a sea change in the way marketing messages are delivered as well as in the way that their performance is measured. While consumers go about their daily business using their smart devices, a wealth of valuable location-based information is continually being transmitted and gathered, providing marketers and other forward thinking companies with information they have never had before. Mobile location-based consumer data extends the insights available to marketers far beyond their traditional CRM tools and current media channels, giving them unique audience intelligence that informs marketing decision making. SITO Mobile’s product suite provides tools to enrich and analyze vast amounts of information, to target marketing spend to specific audiences, and then measure performance and engagement with real-time speed and accuracy that is a profound leap forward. This new business intelligence and delivery platform is at the core of our growth story. Getting this information to marketers and brand managers defines our mission.

In early 2016, I was excited to join the board and get to know the people inside the Company, and now that I am running the operations day to day, I must tell you, the energy level inside this company is contagious. I am fortunate to be a part of such an intelligent, invigorated group of people who have a clear vision of how to foster change in the mobile advertising technology world. The team we have put together at SITO mobile includes visionaries, data architects, data scientists, client managers and a team of evangelists and sales people who are passionate about getting the message out about our products, our company and how we can improve our client’s performance. But as you all know, successful businesses are about 5% strategy and 95% execution, and my job is to make sure that as we grow and add staff, that our energized team stays focused, executes every day and that our sales folks continue to deliver to our clients valuable solutions that drive their businesses forward.

Coming in on the tail end of a C-Suite departure, I have been focused on listening - listening to our team and learning what needs tweaking, gaining a better understanding of the various assets of the company, and re-focusing the enterprise on near-term growth. Other early priorities are emphasizing fiscal discipline, re-focusing corporate strategy for 2017 and beyond and realigning the organizational structure to better fit this corporate strategy.

Now, 30 seconds on me and my background. For much of the past 21 years, I have been either the President, COO or CFO of four different start-ups or near start-ups. All grew rapidly during my tenure, so I have learned how to manage growth. Most recently, I was the CFO of a NYSE-listed company for 6 years.

Now let me transition and cover some unfortunate business that we’ve been dealing with recently. Earlier in thisquarter, the Board of Directors became aware that our two top executives were using the company’s money for personal purposes, and that those two individuals failed to adhere to the expense reporting and approval processes that the rest of the company had to comply with. Their behavior not only led to their dismissal from the company but also led to charges to the P&L of approximately $330 thousand dollars over the past two years – most of which were recorded as expenses in prior periods. Once it became aware, the board moved quickly and decisively in both cases, and unfortunately, we’ve had to spend some money to hire legal consultants and investigators to fully analyze and ring-fence the problems. The Board’s internal investigation is now complete, these problems are behind us and I am happy to report that today, the team and our customers consider that era of management ancient history and are very much looking to what lies ahead versus what lies in the rear-view mirror.

Before we transition to our results of Q4 and the full year 2016, let me just reinforce where we are headed. We continue to grow the breadth and depth of our Media Placement business, adding new clients and growing existing relationships. This business will be the primary growth driver in 2017 and will be supported by the adoption of unique technologies, built by SITO, to extract more value out of our media solutions. Beyond Media Placement, SITO has begun to integrate its technology into the planning and attribution stages, creating more touchpoints and solutions for clients. As our technology has evolved, so have the needs of customers and the industry. Today, our partners look for increased transparency and a la carte technology that can be integrated into existing systems. Over the course of the year, you will start to see how SITO capitalizes on our programmatic solutions and emerging data assets. You’ll also hear more about our emerging data business as the year progresses. The recent launch of SITO LABS is an initial step in our data monetization process and soon you’ll read about the launch of our Real-Time Verified Walk In Product as a stand-alone attribution product on third-party media platforms. While small revenue producers in the near-term, these and other products under development will drive additional revenue growth and show the wide range of utility that location data has beyond just the mobile media market.

I’ll give a quick overview on the financial results of the Quarter and the year, then turn it over to Larry for a deeper dive into the numbers. 2016 was a very successful year for SITO Mobile. Revenues in our media placement business, which is the primary growth engine of the company, more than doubled from about $12 million in 2015 to nearly $29 Million for the full year 2016. Let me say it again - 2016 was an incredibly successful year for SITO Mobile.

We ran nearly 60% more campaigns in 2016 than in 2015…and based on our Year-to-date activity levels, we’re also seeing a significant increase in the overall number of customers projected to deliver “6 figure” revenue for the full year. This increase not only builds the base of the business, but also lessens our reliance on the top handful of customers for revenue production. Putting these factors together with our overall level of customer engagement, gives us confidence in our growth strategy.

Now let me turn the call over to our CFO Larry Firestone for a brief overview of the numbers.

Larry Firestone:

Thank you, Rory, and let me just say, after a brief time with the company, I echo Rory’s sentiment, this is an exciting and energized company here.

Now onto the numbers;

First I will cover the Quarter over Quarter numbers featuring the quarterly comparison between Q4 2016 compared to Q4 2015, then compare the 2016 and 2015 full year results.

Just to note, these income statements have been adjusted to exclude from revenue, costs and expenses related to the SMS business which was sold in early 2017…and are carried in discontinued operations in our financial statements.

Revenue for the 4th quarter of 2016 was $7.5 million, 34% higher than the fourth quarter of 2015. This increase was driven by growth in the media placement business as we grew clients, campaigns and campaign size throughout the year.

Sequentially, Q4 Media Placement revenue was down by approximately $1.0 million from Q3 reflecting some disruption due to the election cycle. These disruptions seem to be an anomaly and we’re currently seeing normal seasonal patterns again.

Our gross profit and gross margin for the fourth quarter of 2016 were $3.9 million or 52% compared to $2.8 million or 50% for the fourth quarter of 2015. Although we experienced ad inventory pricing pressure in Q4, our greater efficiencies in ad buying practices allowed our gross margin to grow year over year.

Operating expenses consisting of Sales and General Administrative expenses were $4.9 million for Q4 2016 consisting of $2.6 million for Sales and Marketing compared to $1.8 million in prior year driven by increased headcount and sales compensation based on higher revenues, and for G&A,, $2.1 million, compared to $1.5 million in Q4 of 2015 - driven primarily by headcount and stock compensation expense.,

Our loss from continuing operations was $1.5 million or $0.07 per share for Q4 2016 compared to $1.2 million or $0.07 per share for Q4 2015. Even though our revenue grew substantially and our gross profit grew, the investments we made in personnel, caused the Loss from continuing operations to grow from the same period in the prior year.

The Adjusted EBITDA loss for Q4 2016 was $303 thousand compared to an Adjusted EBITDA loss of $231 thousand for Q4 2015.

Now on to the full year…

Revenue for the Full Year 2016 was $29.4 million, 130% higher than the $12.8 million for 2015. This increase was driven by growth in the media placement business as we grew customers campaigns and campaign size throughout the year.

Our gross profit and gross margin for 2016 were up 141% to $16.1 million or 55% compared to $6.7 million or 52% for 2015, driven by greater efficiencies in ad buying during 2016.

Operating expenses consisting of Sales, Marketing and General Administrative expenses were $17.6 million for 2016 consisting of $10 million for Sales and Marketing compared to $4.6 million for 2015, the increase is driven by sales headcount, compensation and stock comp expense…and for G&A $6.9 million, compared to $6.1 million in 2015 driven by increased headcount and stock compensation.

Adjusted EBITDA for 2016 was a $1.2 million profit compared to an EBITDA loss of $2.9 million for the full year 2015, reflecting media placement revenue and margin growth..

For the full year 2016, our loss from continuing operations was $3.2 million or $0.17 per share compared to a loss of $6.3 million or $0.39 per share for 2015. This increase in net income was driven by revenue and profit growth.

Related to the issues created by our former C-level executives, I will take a minute to point out that due to the timing of the completion of the investigation and the additional work that our auditors need to perform to document their findings and complete their audit work, along with the control discussions and remediation’s that we are working on internally, and the disclosures that we will make in the 10K, we will be filing a 12b-25 extension and filing our 10k for 2016 on a delayed schedule. We will have until mid-April under the extension. In our first quarter earnings release and call, we will disclose the impact of the professional fees we had to spend on the investigation and the conclusion of the matters related to the ex-C Level executives.

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Onto the balance sheet:

At December 31 2016 we had $8.7 million in cash up from the $2.6 million at the end of 2015 with the growth coming from the $10 million follow-on offering that we completed in September of 2016.

Accounts Receivable grew to $8.8 million as of December 31, 2016 from $4.9 million in at December 31, 2015. The presidential election consumed the ad dollars early in the quarter causing our Q4 revenues to be back end loaded so our quarter end receivables grew to almost 1 times revenues at the close of the year. Our DSO’s calculate to 115 days for Q4, and we will be working to bring that down over time.

We are coming into the final phase of our loan with Fortress. The balance of this debt at year end was approximately $7 million in principle. Our principle and interest payment to Fortress beginning in with the March payment is approximately $310,000 per month and then we have a balloon payment at the end to close the loan.

We have begun working on a replacement strategy for this loan to relieve the cash flow and interest cost of the Fortress debt as we attempt to retire it early. We will keep you posted as we go.

The first quarter of 2017 is coming to a close in the next few days so let me give you a late-in-the-quarter view on our first quarter revenue. For Q1 2017, we believe our revenue will be in the range of $ 6.2 to $6.6 million, delivering strong growth, of about 30%, over Q1 2016 in what is seasonally our quietest quarter.

Thanks very much…. I’ll now turn the call over for Questions.

Q and A

Rory O’Connell:

Just to wrap things up, we are moving forward in 2017 with a healthy business and a more complete product that offers an end-to-end solution for our clients. An increased focus on differentiation in the market, providing better services, better data and a excellent team will lead to great opportunities for growth for SITO. So stay tuned. Our plans are to report our Q1 numbers in late April- just about a month from now - and we should be able to give a bit more color on Q2 progress and outlook then... thanks very much.

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